MANAGERS AMG FUNDS

Amendment No. 26 to Master Trust Agreement

CERTIFICATE AND INSTRUMENT OF AMENDMENT

September 21, 2012

The undersigned, constituting at least a majority of the Trustees of Managers AMG Funds (the “Trust”), do hereby amend the Master Trust Agreement of the Trust dated June 18, 1999, as amended from time to time (the “Master Trust Agreement”), as follows:

WHEREAS, The Trustees desire to rename Class A shares of each of Essex Small/Micro Cap Growth Fund (the “Essex Fund”), Systematic Mid Cap Value Fund (the “Mid Cap Value Fund”) and Systematic Value Fund (the “Value Fund”) as Investor Class shares;

WHEREAS, The Trustees desire to abolish the Class C shares of each of the Essex Fund, the Mid Cap Value Fund and the Value Fund and the establishment and designation of Class C shares as a class of the Essex Fund, the Mid Cap Value Fund and the Value Fund when there are no Class C shares of such Funds outstanding; and

WHEREAS, the Master Trust Agreement provides that the Trustees shall have the authority to rename and abolish such share classes as described above.

NOW, THEREFORE, the Master Trust Agreement is hereby amended, effective as of December 1, 2012, as follows:

The first paragraph of Section 4.2 of the Master Trust Agreement of the Trust be, and it hereby is, amended and restated in its entirety as set forth below:

“Section 4.2 Establishment and Designation of Sub-Trusts and Classes. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts and classes, the Trustees hereby establish and designate the following Sub-Trusts thereof, each of which shall consist of a single class except as otherwise specified herein: (1) Essex Small/Micro Cap Growth Fund, which shall consist of one class, Investor Class shares; (2) Systematic Value Fund, which shall consist of two classes, Investor Class and Institutional Class shares; (3) TimesSquare Mid Cap Growth Fund, which shall consist of two classes, Institutional Shares and Premier Shares; (4) TimesSquare Small Cap Growth Fund, which shall consist of two classes, Institutional Shares and Premier Shares; (5) Systematic Mid Cap Value Fund, which shall consist of three classes, Investor Class, Service Class and Institutional Class shares; (6) Skyline Special Equities Portfolio; (7) GW&K Small Cap Equity Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (8) GW&K Municipal Enhanced Yield Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (9) Renaissance Large

Cap Growth Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (10) GW&K Municipal Bond Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (11) Trilogy International Small Cap Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (12) Trilogy Global Equity Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (13) Trilogy Emerging Markets Equity Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (14) Yacktman Focused Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (15) Yacktman Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; and (16) TimesSquare International Small Cap Fund, which shall consist of two classes, Institutional Class shares and Premier Class shares. The Shares of such Sub-Trusts and any Shares of any further Sub-Trust or class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:”

The foregoing amendment may be signed in counterparts with the same effect as if all signatories had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first set forth above.

/s/ Jack W. Aber	/s/ Bruce B. Bingham
Jack W. Aber	Bruce B. Bingham

/s/ Christine C. Carsman	/s/ William E. Chapman, II
Christine C. Carsman	William E. Chapman, II

/s/ Edward J. Kaier	/s/ Steven J. Paggioli
Edward J. Kaier	Steven J. Paggioli

/s/ Eric Rakowski	/s/ Thomas R. Schneeweis
Eric Rakowski	Thomas R. Schneeweis